UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 8, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The following is an update to the disclosures under “Changes in long-term debt--May 2014 loan” included in Note 12 of the Notes to Consolidated Financial Statements of HEI, which disclosures are incorporated herein by reference to page 61 of HEI’s Form 10-Q for the quarterly period ended June 30, 2015.
On May 2, 2014, HEI entered into a loan agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada and U.S. Bank, National Association (Loan Agreement). The Loan Agreement is incorporated by reference to Exhibit 4.4 of HEI’s Annual Report on Form 10‑K for the year ended December 31, 2014. On October 8, 2015, the Royal Bank of Canada, as lender under the Loan Agreement, assigned its rights under the Loan Agreement and the loans thereunder to The Bank of Tokyo‑Mitsubishi UFJ, Ltd. and U.S. Bank, National Association.
On October 8, 2015, HEI, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lender and Administrative Agent, and U.S. Bank, National Association, as lender, entered into Amendment No. 1 to Loan Agreement. Amendment No. 1, among other things, (1) removed Royal Bank of Canada as Syndication Agent and RBC Capital Markets as Joint Lead Arranger and Joint Book Runner, (2) improved pricing on Eurodollar Borrowings under the Loan Agreement by 15 basis points and (3) extended the maturity date of the Loan Agreement to October 6, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

HEI Exhibit 4
Amendment No. 1 dated as of October 8, 2015 by and among HEI, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lender and Administrative Agent, and U.S. Bank, National Association, as lender, to Loan Agreement dated as of May 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ James A. Ajello
James A. Ajello
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: October 9, 2015

EXHIBIT INDEX

Exhibit No.        Description

HEI Exhibit 4
Amendment No. 1 dated as of October 8, 2015 by and among HEI, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lender and Administrative Agent, and U.S. Bank, National Association, as lender, to Loan Agreement dated as of May 2, 2014

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